Exhibit 99.1

INNOSPEC ACQUIRES QGP QUÍMICA

Englewood, CO – December 11, 2023 – Innospec Inc. (NASDAQ: IOSP) today announced that it completed the acquisition of QGP Química Geral (“QGP”), a leading specialty chemicals company based in Brazil. Terms of the acquisition were not disclosed.

With this acquisition, Innospec now has a significant manufacturing, customer-service and product development base in South America which is one of the largest and most important global markets for all Innospec technologies. QGP also adds new surfactant and other specialty chemistries to Innospec’s global portfolio in important growth markets like Agriculture.

Founded in 1992, QGP has 300 employees. Innospec will integrate QGP into its Performance Chemicals business.

Patrick S. Williams, President and CEO of Innospec Inc. said, “We are very pleased to complete this acquisition. We have been highly impressed by QGP’s founders who have built a leading specialty chemical company backed by excellent customer service, innovation and technical support similar to our own. The product development and manufacturing capabilities of QGP complement every Performance Chemicals end-market that we serve including Personal Care, Agriculture, Home Care, Industrial Chemicals, Constructionand Mining.”

Bruce McDonald, President of Performance Chemicals at Innospec added, “We are delighted to welcome QGP’s employees and its extremely complimentary capabilities to Innospec. We are excited to now have a significantly stronger and broader offering for our customers both in Brazil and globally.”

Patrick S. Williams concluded, “This acquisition aligns with our long-stated M&A focus to further strengthen our Performance Chemicals segment and add a manufacturing base in South America. Following this acquisition, we continue to have an extremely strong, debt-free balance sheet and remain well-positioned for additional M&A, consistent shareholder returns, and organic growth investments.”

Use of Non-GAAP Financial Measures

The information presented in this press release includes financial measures that are not calculated or presented in accordance with Generally Accepted Accounting Principles in the United States (GAAP). These non-GAAP financial measures comprise EBITDA, income before income taxes excluding special items, net income excluding special items and related per share amounts together with net cash. EBITDA is net income per our consolidated financial statements adjusted for the exclusion of charges for interest expense, net, income taxes, depreciation, and amortization. Income before income taxes, net income and diluted EPS, excluding special items, per our consolidated financial statements are adjusted for the exclusion of foreign currency exchange (gains)/losses, amortization of acquired intangible assets, legacy costs of closed operations, acquisition related costs and adjustment of income tax provisions. Net cash is cash and cash equivalents less total debt. Reconciliations of these non-GAAP financial measures to their most directly comparable GAAP financial measures are provided herein and in the schedules below. The Company believes that such non-GAAP financial measures provide useful information to investors and may assist them in evaluating the Company’s underlying performance and identifying operating trends. In addition, these non-GAAP measures address questions the Company routinely receives from analysts and investors and the Company has determined that it is appropriate to make this data available to all investors. While the Company believes that such measures are useful in evaluating the Company’s performance, investors should not consider them to be a substitute for financial measures prepared in accordance with GAAP. Also, these non-GAAP financial measures may differ from similarly titled non-GAAP financial measures used by other companies and do not provide a comparable view of the Company’s performance relative to other companies in similar industries. Management uses adjusted EPS (the most directly comparable GAAP financial measure for which is GAAP EPS) and adjusted net income and EBITDA (the most directly comparable GAAP financial measure for which is GAAP net income) to allocate resources and evaluate the performance of the Company’s operations. Management believes the most directly comparable GAAP financial measure is GAAP net income and has provided a reconciliation of EBITDA and net income excluding special items, and related per share amounts, to GAAP net income herein and in the schedules below.

About Innospec Inc.

Innospec Inc. is an international specialty chemicals company with approximately 2,100 employees in 25 countries. Innospec manufactures and supplies a wide range of specialty chemicals to markets in the Americas, Europe, the Middle East, Africa and Asia-Pacific. The Performance Chemicals business creates innovative technology-based solutions for our customers in the Personal Care, Home Care, Agrochemical, Mining and Industrial markets. The Fuel Specialties business specializes in manufacturing and supplying fuel additives that improve fuel efficiency, boost engine performance and reduce harmful emissions. Oilfield Services provides specialty chemicals to all elements of the oil and gas exploration and production industry.

About QGP Quimica Geral

QGP Química Geral is a leading specialty chemicals company based in Brazil with approximately 300 employees. The company develops and manufactures a wide range of specialty chemicals for the Leather, Agriculture, Home Care, Industrial Chemicals, Construction and other related markets.

Forward-Looking Statements

This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts included or incorporated herein may constitute forward-looking statements. Such forward-looking statements include statements (covered by words like “expects,” “estimates,” “anticipates,” “may,” “could,” “believes,” “feels,” “plans,” “intends” or similar words or expressions, for example) which relate to earnings, growth potential, operating performance, events or developments that we expect or anticipate will or may occur in the future. Although forward-looking statements are believed by management to be reasonable when made, they are subject to certain risks, uncertainties and assumptions, and our actual performance or results may differ materially from these forward-looking statements. Additional information regarding risks, uncertainties and assumptions relating to Innospec and affecting our business operations and prospects are described in Innospec’s Annual Report on Form 10-K for the year ended December 31, 2022, Innospec’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2023 and other reports filed with the U.S. Securities and Exchange Commission. You are urged to review our discussion of risks and uncertainties that could cause actual results to differ from forward-looking statements under the heading “Risk Factors” in such reports. Innospec undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts:

Corbin Barnes

Innospec Inc.

+44-151-355-3611

corbin.barnes@innospecinc.com